SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-11174 (Commission file number)	06-1340090 (I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2010, MRV Communications, Inc. (the “Company”) announced that Noam Lotan had tendered his resignation as Chief Executive Officer of the Company and from his position as a director of the Company on June 8, 2010, effective as of June 30, 2010.  The resignation did not involve any disagreement with the Company, the Company’s management or the Board of Directors regarding the Company’s operations, policies or practices.

Also on June 8, 2010, Dilip Singh was named Chief Executive Officer to serve on an interim basis, effective from July 1, 2010 until June 30, 2011, unless earlier terminated or further extended, pursuant to the terms of an employment letter agreement (the “Employment Agreement”), dated June 8, 2010, between the Company and Mr. Singh.  Pursuant to the Employment Agreement, Mr. Singh will receive a base salary of $500,000 and, as an inducement to his employment, a one-time stock option grant to purchase 1,750,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the grant date, which will be July 1, 2010.  The stock option will vest in full on June 30, 2011 provided that Mr. Singh is still employed by the Company on such date.  The stock option will become fully vested upon a change in control (as defined in the Employment Agreement) or the termination of Mr. Singh’s employment by the Company other than for cause (as defined in the Employment Agreement).

If the Company terminates the Employment Agreement other than for cause, or if Mr. Singh resigns for good reason (as defined in the Employment Agreement), Mr. Singh will be entitled to receive the greater of the base salary through June 30, 2011 and $125,000.  Any such payment is conditioned upon the release by Mr. Singh of all claims against the Company related to his employment.  The Employment Agreement also contains customary confidentiality, non-solicitation, non-disparagement and cooperation provisions.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Singh, age 62, has 38 years of operational executive management experience with global major Fortune 500 telecom carriers, entrepreneurial experience with start ups and early stage telecom software companies, among others.  From 2008 to 2009, he was the chief executive officer of Telia-Sonera Spice Nepal, the second largest wireless operator in Nepal.  Prior to that, he served from 2004 to 2008 as the chief executive officer and president of Telenity, a convergence applications, service delivery platform and value added services telecom software company.  Mr. Singh earned dual masters degrees in physics from the University of Jodhpur, and electronics and communication electrical engineering from the Indian Institute of Technology.

A copy of the press release announcing the management change is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 8, 2010, the Company and Mr. Lotan entered into a separation and release agreement (the “Separation Agreement”) that provides for the resignation of Mr. Lotan as Chief Executive Officer and a director of the Company and from all other positions arising from or relating to such employment, effective as of June 30, 2010.  Between June 8, 2010 and June 30, 2010, Mr. Lotan will assist in transition matters and he will continue to receive his current base salary and benefits.  Pursuant to the terms of the Separation Agreement, Mr. Lotan will receive a severance payment in two installments totaling $633,537.50: $548,537.50 will be payable on July 30, 2010 and $85,000 will be payable on January 2, 2011.  In addition, Mr. Lotan will be entitled to continued participation in the medical, dental and vision plans maintained by MRV for a period of up to 18 months subject to compliance with the Consolidated Budget Omnibus Reconciliation Act of 1985, as amended (“COBRA”), and payment of an amount equal to the employer portion of COBRA premium costs for the six month period following such 18 month period; outplacement services for a period of six months up to a maximum cost of $7,500; a lump sum cash payment on July 30, 2010 equal to any unreimbursed business and entertainment expenses incurred prior to June 8, 2010 and accrued but unused vacation time; and pro-rated vesting of an outstanding stock option to purchase 100,000 shares of the Company’s common stock, which will result in the stock option being vested and exercisable with respect to 76,767 shares.  All vested stock options held by Mr. Lotan will remain exercisable for a period of three years (i.e., until June 30, 2013), but not beyond the stated term of the applicable stock option.  Mr. Lotan will forfeit all other stock options not vested as of June 30, 2010.  In addition, Mr. Lotan retains the protection of the indemnification provisions under our by-laws as well as the right to coverage under any directors’ and officers’ liability insurance in the same amount and to the same extent that coverage is provided MRV’s officers and directors.

The Separation Agreement contains a mutual general release of claims (subject to certain exclusions) and a mutual non-disparagement covenant.  Mr. Lotan further agreed to continue to be bound by limitations on post-employment activities contained in his existing employment agreement and by customary covenants relating to the non-solicitation of employees and business partners that apply for a period of two years, as well as customary confidentiality and cooperation covenants.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01                                           Other Events.

Management and the Board of Directors of the Company are in the midst of an exploration of strategic alternatives with respect to the Company’s subsidiary, Source Photonics, Inc.  Alternatives under consideration include, among others, a public offering of Source Photonic’s securities, a spin-off, a sale of Source Photonics, or retention of Source Photonics as part of the Company’s consolidated operations.  The Company engaged Oppenheimer & Co. Inc. as financial advisor in connection with these matters, and has undertaken certain preliminary steps.  There can be no assurance that the Company will complete a transaction involving Source Photonics on favorable terms or at all and the Company may determine to effect no transaction with respect to Source Photonics.  Furthermore, any transaction involving Source Photonics would be dependent on factors beyond the Company’s control, including general economic and market conditions including the on-going economic crisis, the interest of third parties in Source Photonics or its business, the availability of financing on reasonable terms or at all, and others. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01                                           Financial Statements and Exhibits

(d)                     Exhibits

Exhibit 10.1                              Employment Letter Agreement, dated June 8, 2010, between the Company and Dilip Singh

Exhibit 10.2                              Separation and Release Agreement, dated June 8, 2010, between the Company and Noam Lotan

Exhibit 99.1                              Press Release, dated June 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 10, 2010

MRV COMMUNICATIONS, INC.

By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Vice President, General Counsel and Secretary